UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our” or “us.”) is filing this Current Report in order to disclose the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures, for each business day from July 12 to August 31, 2012, for each of our classes of common stock, and to disclose additional risk factors relating to an investment in us.

Recent Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from July 12 to August 31, 2012:

Date	NAV per Share
	Class E	Class A	Class W	Class I
July 12, 2012	$6.69	$6.69	$6.69	$6.69
July 13, 2012	$6.69	$6.69	$6.69	$6.69
July 16, 2012	$6.69	$6.69	$6.69	$6.69
July 17, 2012	$6.69	$6.69	$6.69	$6.69
July 18, 2012	$6.69	$6.69	$6.69	$6.69
July 19, 2012	$6.69	$6.69	$6.69	$6.69
July 20, 2012	$6.69	$6.69	$6.69	$6.69
July 23, 2012	$6.69	$6.69	$6.69	$6.69
July 24, 2012	$6.69	$6.69	$6.69	$6.69
July 25, 2012	$6.69	$6.69	$6.69	$6.69
July 26, 2012	$6.69	$6.69	$6.69	$6.69
July 27, 2012	$6.69	$6.69	$6.69	$6.69
July 30, 2012	$6.69	$6.69	$6.69	$6.69
July 31, 2012	$6.69	$6.69	$6.69	$6.69
August 1, 2012	$6.69	$6.69	$6.69	$6.69
August 2, 2012	$6.69	$6.69	$6.69	$6.69
August 3, 2012	$6.69	$6.69	$6.69	$6.69
August 6, 2012	$6.69	$6.69	$6.69	$6.69
August 7, 2012	$6.69	$6.69	$6.69	$6.69
August 8, 2012	$6.69	$6.69	$6.69	$6.69
August 9, 2012	$6.69	$6.69	$6.69	$6.69
August 10, 2012	$6.69	$6.69	$6.69	$6.69
August 13, 2012	$6.68	$6.68	$6.68	$6.68
August 14, 2012	$6.68	$6.68	$6.68	$6.68
August 15, 2012	$6.68	$6.68	$6.68	$6.68
August 16, 2012	$6.68	$6.68	$6.68	$6.68
August 17, 2012	$6.68	$6.68	$6.68	$6.68
August 20, 2012	$6.68	$6.68	$6.68	$6.68
August 21, 2012	$6.67	$6.67	$6.67	$6.67
August 22, 2012	$6.67	$6.67	$6.67	$6.67
August 23, 2012	$6.67	$6.67	$6.67	$6.67
August 24, 2012	$6.67	$6.67	$6.67	$6.67
August 27, 2012	$6.67	$6.67	$6.67	$6.67
August 28, 2012	$6.67	$6.67	$6.67	$6.67
August 29, 2012	$6.67	$6.67	$6.67	$6.67
August 30, 2012	$6.67	$6.67	$6.67	$6.67
August 31, 2012	$6.67	$6.67	$6.67	$6.67

On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

Risk Factors

The following risk factors replace and/or supplement the risk factors found in Item 8.01 of our Current Report on Form 8-K filed on July 12, 2012. Defined terms used below have the meanings given in our Current Report on Form 8-K filed on July 12, 2012.

A conflict of interest may arise between our Class E investors and our Class A, Class W and Class I investors.

We do not intend to pursue a “Liquidity Event” with respect to our Class A, Class W and Class I shares within any period of time. A “Liquidity Event” includes, but is not limited to, (a) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (b) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; or (c) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. Although we will not be precluded from pursuing a Liquidity Event (or series thereof) if our board of directors determines that is in the best interest of our stockholders, we intend to operate as a perpetual-life REIT with respect to Class A, Class W and Class I stockholders. With respect to our Class E shares, our goal is to raise sufficient proceeds in our ongoing primary offering so as to be able to accommodate those holders of Class E shares who would like us to redeem their shares through our Class E share redemption program or through one or more tender offers. However, whether or not we are able to meet this goal, we remain committed to working on liquidity strategies for our existing shareholders within the timeframe originally targeted for the Company. That said, there can be no assurance that we will be successful in achieving liquidity strategies for our Class E stockholders within the targeted timeframe or at all. In any event, our board will seek to act in the best interest of the Company as a whole, taking into consideration all classes of stockholders.

Our different intentions with respect to liquidity strategies for our Class A, Class W and Class I stockholders and our Class E stockholders may, in certain situations, lead to conflicts of interests between the groups of stockholders. In such situations, this may not result in the best course of action for any particular stockholder.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. Additionally, we will be dependent on our Advisor to be reasonably aware of material events specific to our properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the Independent Valuation Firm so that the information may be reflected in our real estate portfolio valuation. Furthermore, although we may have information that suggests a change in value of a property may have occurred, there may be a delay in the resulting change in value being reflected in our NAV until such information is appropriately reviewed, verified and processed. For example, we may receive an unsolicited offer, from an unrelated third-party, to sell one of our assets at a price that is materially different than the price included in our NAV. However, we will not change the value of such asset until all available information is thoroughly reviewed, verified and processed, such as the offeror’s ability to perform, the validity of the offer price absent sufficient due diligence, the presence of a binding contract, and other information as appropriate. As a result, the NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation procedures. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Because our NAV per share exceeds our net tangible book value per share, investors in our offerings will experience immediate dilution in the net tangible book value of their shares.

We are currently offering shares in our primary and distribution reinvestment plan offerings at the then-applicable NAV per share plus, for Class A shares sold in the primary offering only, applicable selling commissions. These amounts exceed our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of our assets (exclusive of certain intangible items which include our net lease intangibles (both assets and liabilities), deferred financing costs and deferred lease revenues) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the Company in accordance with our investment objectives. For example, if our assets have appreciated in value since acquisition, or depreciated in a manner that is different than GAAP straight-line depreciation, our net tangible book value would not reflect this. Our net tangible book value reflects dilution in the value of our common stock from our primary public offerings and distribution reinvestment plan issue prices as a result of (i) operating losses, which reflect accumulated depreciation and amortization and impairments of real estate investments as well as the fees and expenses paid to our Advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offerings, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers. As of June 30, 2012, our net tangible book value per share was $2.95, which is net of intangible lease assets and liabilities of $1.49 per share and accumulated depreciation of $2.18 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.

September 4, 2012

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

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